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                                   EXHIBIT 99



For Further Information:

Investor Contact: Deborah Abraham
                  (203) 459-6674

Media Contact:    Maria Gordon-Shydlo
                  (203) 459-7674

FOR IMMEDIATE RELEASE


                            OXFORD HEALTH PLANS, INC.
                   REPURCHASES $130 MILLION IN PREFERRED STOCK

             PREFERRED STOCK REPURCHASE HIGHLY ACCRETIVE TO EARNINGS



         TRUMBULL, CONNECTICUT, FEBRUARY 29, 2000. Oxford Health Plans, Inc. (NASDAQ: OXHP) today announced that it has repurchased a portion of its outstanding Preferred Stock for total consideration of $130 million. The repurchase, from the investor group led by TPG Partners, of 89,616 shares of Series E 14% Preferred Stock and 28,780 shares of Series D 5.1% Preferred Stock was effected at the stated value of the shares plus accrued dividends. The blended average annual dividend on the repurchased stock was 11.9%. The Company expects this repurchase to add $12.3 million in annualized after tax earnings, or $.14 per share based on 87 million shares, with only $.12 per share being recognized in 2000.

         "Our improved parent company cash was an important factor in our decision to repurchase the Preferred Stock. We believe that the favorable outlook for operating cash flow for 2000 will likely allow for additional Preferred Stock or debt repurchases," commented Yon Y. Jorden, Oxford's Chief Financial Officer.

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this press release, including statements concerning future additional after tax earnings resulting from the repurchase of Preferred Stock, future operating cash flow and future Preferred Stock or debt repurchases, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from


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those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation, mandated benefits and potential guaranty fund assessments.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to operationalize risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims or claims paid or denied in error.

- The impact of litigation (including purported class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-    The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

- The possibility of litigation similar to the purported class actions brought against certain large national health plans.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999.


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